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                                                                   Exhibit 99(2)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Hycor Biomedical Inc. (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Reginald
P. Jones, Vice President and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2003            By: /s/ Reginald P. Jones
      --------------                --------------------------------------------
                                    Reginald P. Jones
                                    Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Hycor Biomedical Inc. and will be retained by Hycor Biomedical Inc. and furnished to the Securities and Exchange Commission or its staff upon request.